                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY


        ______________________________________________________________

                                  $85,000,000

                    10% Senior Subordinated Notes due 2004

                            ______________________

                                   INDENTURE

                         Dated as of January 24, 1997

                            ______________________

                                     Among

                             Loomis, Fargo & Co.,

                                   as Issuer

                                      and

                          Loomis Holding Corporation,

                             Loomis Armored Inc.,

               Wells Fargo Armored Service Corporation of Texas,

                                      and

            Wells Fargo Armored Service Corporation of Puerto Rico,

                                as Guarantors,

                                      and

                             Marine Midland Bank,

                                  as Trustee


        ______________________________________________________________

                            CROSS REFERENCE TABLE*


                                                                  Indenture
Trust Indenture Act Section                                        Section
---------------------------                                      -----------
310 (a)(1).........................................................   7.10
    (a)(2).........................................................   7.10
    (a)(3).........................................................   N.A.
    (a)(4).........................................................   N.A.
    (a)(5).........................................................   7.10
    (b)............................................................   7.3
                                                                      7.8
                                                                      7.10
    (c)............................................................   N.A.
    311(a).........................................................   7.11
    (b)............................................................   7.11
    (c)............................................................   N.A.
    312(a).........................................................   2.5
    (b)............................................................   12.3
    (c)............................................................   12.3
    313(a).........................................................   7.6
    (b)(1).........................................................   N.A.
    (b)(2).........................................................   7.6
    (c)............................................................   7.6
                                                                      12.2
    314(a).........................................................   4.3
                                                                      4.4
    (b)............................................................   N.A.
    (c)(1).........................................................   12.4
    (c)(2).........................................................   12.4
    (c)(3).........................................................   12.4
    (d)............................................................   N.A.
    (e)............................................................   12.5
    (f)............................................................   N.A.
    315(a).........................................................   7.2
    (b)............................................................   7.5
                                                                      12.2
    (c)............................................................   7.1
    (d)............................................................   7.1
    (e)............................................................   6.12
    316(a)(last sentence)..........................................   2.9
    (a)(1)(A)......................................................   6.5
    (a)(1)(B)......................................................   6.4
    (a)(2).........................................................   N.A.
    (b)............................................................   6.7
    (c)............................................................   N.A.
    317(a)(1)......................................................   6.8
    (a)(2).........................................................   6.10
    (b)............................................................   2.4

_____________________

* This Cross Reference Table shall not, for any purpose, be deemed a part of the Indenture.

    318(a).........................................................   12.1
    318(b).........................................................   N.A.
    318(c).........................................................   12.1
    N.A. means not applicable.

                              TABLE OF CONTENTS**
                              -----------------


                                                                            Page
                                                                            ----
   ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE....................  1
     Section 1.1.  Definitions..............................................  1
     Section 1.2.  Other Definitions........................................ 22
     Section 1.3.  Incorporation by Reference of Trust Indenture Act........ 23
     Section 1.4.  Rules of Construction.................................... 23
     Section 1.5.  Acts of Holders.......................................... 23

   ARTICLE II.  THE NOTES................................................... 24
     Section 2.1.  Form and Dating.......................................... 24
     Section 2.2.  Execution and Authentication............................. 26
     Section 2.3.  Registrar and Paying Agent; Depositary................... 27
     Section 2.4.  Paying Agents To Hold Money in Trust..................... 27
     Section 2.5.  Holder Lists............................................. 28
     Section 2.6.  Transfer and Exchange.................................... 28
     Section 2.7.  Replacement Notes........................................ 37
     Section 2.8.  Outstanding Notes........................................ 38
     Section 2.9.  Treasury Notes........................................... 38
     Section 2.10. Temporary Notes.......................................... 38
     Section 2.11. Cancellation............................................. 39
     Section 2.12. Defaulted Interest....................................... 39
     Section 2.13. Persons Deemed Owners.................................... 39
     Section 2.14. CUSIP Numbers............................................ 39

   ARTICLE III. REDEMPTION AND REPURCHASE................................... 40
     Section 3.1.  Notices to Trustee....................................... 40
     Section 3.2.  Selection of Notes....................................... 40
     Section 3.3.  Notice of Optional Redemption............................ 41
     Section 3.4.  Effect of Notice of Redemption........................... 42
     Section 3.5.  Deposit of Redemption Price or Purchase Price............ 42
     Section 3.6.  Notes Redeemed or Repurchased in Part.................... 42
     Section 3.7.  Optional Redemption...................................... 42
     Section 3.8.  Repurchase upon Change of Control Offer.................. 43
     Section 3.9.  Repurchase upon Application of Excess Proceeds........... 45

   ARTICLE IV. COVENANTS.................................................... 47
     Section 4.1.  Payment of Principal and Interest........................ 47
     Section 4.2.  Maintenance of Office or Agency.......................... 47
     Section 4.3.  Reports.................................................. 48
     Section 4.4.  Compliance Certificate................................... 48
     Section 4.5.  Taxes.................................................... 49
     Section 4.6.  Stay, Extension and Usury Laws........................... 49

_____________________

** This Table on Contents shall not, for any purpose, be deemed a part of the Indenture.

     Section 4.7.  Restricted Payments...................................... 49
     Section 4.8.  Dividend and Other Payment Restrictions Affecting
                       Subsidiaries......................................... 52
     Section 4.9.  Incurrence of Indebtedness and Issuance of Preferred
                       Stock................................................ 53
     Section 4.10. Asset Sales.............................................. 56
     Section 4.11. Transactions with Affiliates............................. 57
     Section 4.12. Liens.................................................... 58
     Section 4.13. Continued Existence...................................... 58
     Section 4.14. Insurance Matters........................................ 58
     Section 4.15. Offer to Repurchase upon Change of Control............... 58
     Section 4.16. Limitation on Future Subordinated Indebtedness........... 59
     Section 4.17.  Payments for Consent.................................... 59
     Section 4.18.  Restrictions under Senior Debt.......................... 59
     Section 4.19.  Sale and Leaseback Transactions......................... 59
     Section 4.20.  Subsidiary Guarantees................................... 60

   ARTICLE V. SUCCESSORS.................................................... 61
     Section 5.1.  Merger, Consolidation, or Sale of Assets................. 61
     Section 5.2.  Successor Corporation Substituted........................ 62

   ARTICLE VI. DEFAULTS AND REMEDIES........................................ 62
     Section 6.1.  Events of Default........................................ 62
     Section 6.2.  Acceleration............................................. 64
     Section 6.3.  Other Remedies........................................... 64
     Section 6.4.  Waiver of Past Defaults; Recission of Acceleration....... 65
     Section 6.5.  Control by Majority...................................... 65
     Section 6.6.  Limitation on Suits...................................... 66
     Section 6.7.  Rights of Holders of Notes to Receive Payment............ 66
     Section 6.8.  Collection Suit by Trustee............................... 66
     Section 6.9.  Event of Default to Avoid Premium........................ 67
     Section 6.10.  Trustee May File Proofs of Claim........................ 67
     Section 6.11.  Priorities.............................................. 67
     Section 6.12.  Undertaking for Costs................................... 68

   ARTICLE VII. TRUSTEE..................................................... 68
     Section 7.1.  Duties of Trustee........................................ 68
     Section 7.2.  Rights of Trustee........................................ 69
     Section 7.3.  Individual Rights Of Trustee............................. 70
     Section 7.4.  Trustee's Disclaimer..................................... 70
     Section 7.5.  Notice of Defaults....................................... 70
     Section 7.6.  Reports by Trustee to Holders of the Notes............... 71
     Section 7.7.  Compensation, Reimbursement and Indemnity................ 71
     Section 7.8.  Replacement Of Trustee................................... 72
     Section 7.9.  Successor Trustee by Merger, Etc......................... 73
     Section 7.10.  Eligibility; Disqualification........................... 73
     Section 7.11.  Preferential Collection of Claims against Company....... 73

   ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE................... 73
     Section 8.1.  Option to Effect Legal Defeasance or Covenant
                       Defeasance........................................... 73
     Section 8.2.  Legal Defeasance and Discharge........................... 74
     Section 8.3.  Covenant Defeasance...................................... 74
     Section 8.4.  Conditions to Legal or Covenant Defeasance............... 75

     Section 8.5.  Deposited Money and U.S. Government Securities to Be
                   Held in Trust; Other Miscellaneous Provisions............ 76
     Section 8.6.  Repayment to the Company................................. 77
     Section 8.7.  Reinstatement............................................ 77

   ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER............................. 77
     Section 9.1.  Without Consent of Holders of Notes...................... 77
     Section 9.2.  With Consent of Holders of Notes......................... 78
     Section 9.3.  Compliance with Trust Indenture Act...................... 80
     Section 9.4.  Revocation And Effect Of Consents........................ 80
     Section 9.5.  Notation on or Exchange of Notes......................... 80
     Section 9.6.  Trustee to Sign Amendments, Etc.......................... 80

   ARTICLE X. SUBORDINATION................................................. 81
     Section 10.1. Notes Subordinated to Senior Debt........................ 81
     Section 10.2. Priority and Payment Over of Proceeds in Certain
                          Events............................................ 81
     Section 10.3. Payments May Be Made Prior to Dissolution................ 83
     Section 10.4. Rights of Holders of Senior Debt Not to Be Impaired...... 84
     Section 10.5. Authorization to Trustee to Take Action to Effectuate
                          Subordination..................................... 84
     Section 10.6. Subrogation.............................................. 84
     Section 10.7. Obligations of Company Unconditional..................... 85
     Section 10.8. The Trustee Entitled to Assume Payments Not Prohibited
                          in Absence of Notice.............................. 85
     Section 10.9. Right of Trustee to Hold Senior Debt..................... 86
     Section 10.10.No Implied Covenants by or Obligations of the
                          Trustee........................................... 86

   ARTICLE XI. SUBSIDIARY GUARANTEES........................................ 86
     Section 11.1.  Subsidiary Guarantees................................... 86
     Section 11.2.  Subordination of Guarantees............................. 87
     Section 11.3.  Execution and Delivery of Supplemental Indentures....... 88
     Section 11.4.  Guarantors May Consolidate, etc., on Certain Terms...... 88
     Section 11.5.  Effect of Defeasance.................................... 89
     Section 11.6.  Limitation on Guarantor Liability....................... 89
     Section 11.7.  Stay, Extension and Usury Laws.......................... 89

   ARTICLE XII. MISCELLANEOUS............................................... 90
     Section 12.1.  Trust Indenture Act Controls............................ 90
     Section 12.2.  Notices................................................. 90
     Section 12.3.  Communication by Holders of Notes with Other Holders of Notes.......................................... 91
     Section 12.4.  Certificate and Opinion as to Conditions Precedent...... 91
     Section 12.5.  Statements Required in Certificate or Opinion........... 92
     Section 12.6.  Rules by Trustee and Agents............................. 92
     Section 12.7.  No Personal Liability of Directors, Officers,
                          Employees and Stockholders........................ 92
     Section 12.8.  Governing Law; Submission to Jurisdiction; Waiver of
                          Jury Trial........................................ 92
     Section 12.9.  No Adverse Interpretation of Other Agreements........... 93
     Section 12.10. Successors.............................................. 93
     Section 12.11. Severability............................................ 93
     Section 12.12. Counterpart Originals................................... 93
     Section 12.13. Table of Contents, Headings, Etc........................ 93
     Section 12.14. Qualification of Indenture.............................. 94
     Section 12.15. Additional Rights of Transfer Restricted Securities..... 94

EXHIBITS
--------

Exhibit A-1      Form of Note

Exhibit A-2      Form of Regulation S Temporary Global Notes

Exhibit A-3      Form of New Senior Subordinated Note

Exhibit B-1      Form of Certificate For Registration of
                 Transfer From Restricted Global Note to
                 Regulation S Global Note

Exhibit B-2      Form of Certificate For Registration of
                 Transfer From Regulation S Global Note to
                 Restricted Global Note

Exhibit B-3      Form of Certificate For Exchange or
                 Registration of Transfer of Certificated Notes

Exhibit B-4      Form of Certificate For Exchange of
                 Restricted Global Note or Regulation S
                 Permanent Global Note to Certificated Note

Exhibit B-5      Form of Certificate For Registration of
                 Transfer From Accredited Restricted Note to QIB
                 Restricted Note

Exhibit B-6      Form of Certificate For Registration of
                 Transfer From QIB Restricted Note to Accredited
                 Restricted Note

Exhibit C        Form of Supplemental Indenture

                                   INDENTURE

     INDENTURE, dated as of January 24, 1997, among Loomis, Fargo & Co., a Delaware corporation (the "Company"), Loomis Holding Corporation ("LFC"), a Delaware corporation (to be renamed LFC Holding Corporation), Loomis Armored Inc. (the "Operating Subsidiary"), a Texas corporation (to be renamed Loomis, Fargo & Co.), Wells Fargo Armored Service Corporation of Texas ("Wells Fargo of Texas"), a Texas corporation (to be renamed LFC Armored of Texas Inc.), Wells Fargo Armored Service Corporation of Puerto Rico ("Wells Fargo of Puerto Rico"), a Tennessee corporation (to be renamed Loomis, Fargo & Co. of Puerto Rico), and Marine Midland Bank, trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 10% Senior Subordinated Notes due 2004:

                                  ARTICLE I.
             DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1. DEFINITIONS.

          "Accredited Restricted Note" means a Note initially bearing the CUSIP number 543462 AB 1 through which Accredited Investors hold a beneficial interest in the Restricted Global Note, or any replacement Note issued therefor.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such other Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Subsidiary of such specified Person or such acquisition of assets, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be presumed to be control, which presumption may be rebutted by evidence to the contrary.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Agent Member" means a member of, or a participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that are applicable to such transfer or exchange.

          "Asset Sale" means (A) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of
     Section 4.15 or Section 5.1 hereof, and not by Section 4.10 hereof), or (B) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (A) or (B), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company, (ii) an issuance or sale of Equity Interests by a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company, (iii) a Restricted Payment that is permitted by Section 4.7 hereof, (iv) a disposition of inventory in the ordinary course of business, and (v) a sale or other disposition or abandonment of damaged, worn out or obsolete property that is no longer useful in the conduct of business of the Company and its Subsidiaries in the ordinary course of business, will not be deemed to be Asset Sales.

          "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

          "Board" means the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

          "Borg-Warner Principals" means Borg-Warner Security Corporation and the Management Group.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          "Business Trust" means the Loomis Stockholders Trust, a Delaware business trust.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or any other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) demand and time deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above and
     (iv) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition.

          "Cedel" shall mean Cedel Bank, societe anonyme.

          "Certificated Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, but do not include the information called for by footnotes 1 and 3 thereof.

          "Change of Control" means the occurrence of any of the following:

               (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties,

               (ii) the approval by the requisite vote of the stockholders of the Company of a plan of liquidation or dissolution of the Company,

               (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Wingate Principals, the Borg-Warner Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company and at such time neither the Wingate Principals and their Related Parties nor the Borg-Warner Principals and their Related Parties beneficially own, directly or indirectly (including through the Business Trust) more Voting Stock of the Company than such person,

               (iv) the first day on which a majority of the members of the Board are not Continuing Directors, or

               (v) the first day on which the Company ceases for any reason to own, beneficially and legally, 100% of the outstanding Capital Stock of the Operating Subsidiary.

          "Commission" means the United States Securities and Exchange
Commission.

          "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means Loomis, Fargo & Co., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

          "Consolidated Cash Flow" means, without duplication, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income:

          (i) an amount equal to any net loss realized in connection with any Asset Sale, plus

          (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, plus

          (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations, but excluding any expenses related to Insurance Letters of Credit), plus

          (iv) depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to, the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication:

          (i) all items classified as extraordinary, unusual or nonrecurring gains or losses;

          (ii) any net loss or net income of any other Person (other than a Subsidiary of such Person), except to the extent of the amount of dividends or other distributions actually paid to such Person or its Subsidiaries by such other Person during such period;

          (iii) the net income of any Person acquired by such Person or a Subsidiary thereof in a pooling-of-interests transaction for any period prior to the date of such acquisition;

          (iv) gains (but not losses) in respect of Asset Sales by such Person or its Subsidiaries;

          (v) the net income (but not net loss) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or distributions to such Person is restricted by the terms of its constituent documents or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Subsidiary to such Person or another Subsidiary of such Person;

          (vi) with regard to a Subsidiary of such Person (other than a Wholly Owned Subsidiary of such Person), any aggregate net income (or loss) in excess of such Person's pro rata share of such Subsidiary's net income (or loss) ; and

          (vii) the cumulative effect of any change in accounting principles.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP, less, to the extent included therein, all amounts, if any, attributable to Disqualified Stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board who (i) (x) was a member of the Board on the date of this Indenture or (y) was identified to become a Director on Exhibit B to the Contribution Agreement or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

     "Contribution Agreement" means that certain Contribution Agreement, dated as of November 28, 1996, by and among Borg-Warner Security

Corporation, Wells Fargo Armored Service Corporation, the Company, LFC, the Operating Subsidiary and the Business Trust.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Default" means any event, occurrence or condition that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

     "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) Indebtedness of the Company under the New Credit Facility and (ii) any other Senior Debt permitted under the Indenture which, at the date of creation thereof or determination, has an aggregate principal amount outstanding of, or under which at the date of creation thereof or determination, the holders thereof are committed to lend, at least $20.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

     "disposition" or "sale" or "transfer" or other words of similar meaning do not include the granting or suffering of a Permitted Lien in order to secure Indebtedness permitted by the Indenture, provided that no steps or actions have been taken by the holder of such Permitted Lien to realize upon or dispose of the assets subject thereto.

     "Disqualified Stock" means any Capital Stock of any Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is redeemable, pursuant to a sinking fund obligation or otherwise (excluding any redemption at the option of the issuer of such Capital Stock on a date that is at least 91 days after the date on which the Notes mature), or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange New Senior Subordinated Notes for Senior Subordinated Notes.

     "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.

     In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than repayments of revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness or such issuance or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above,

          (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and

          (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

          (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations, but excluding fees and expenses related to Insurance Letters of Credit), plus

          (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, plus

          (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), plus

          (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

     "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Restricted Global Note.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of any Indebtedness.

     "Guarantors" means each of (i) LFC, (ii) the Operating Subsidiary, (iii) Wells Fargo of Texas, (iv) Wells Fargo of Puerto Rico, and (v) any other Subsidiary of the Company that executes a Subsidiary Guarantee by signing a Supplemental Indenture in accordance with the provisions of Section 4.20 and
Article XI hereof, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person, without duplication,

          (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; (b) evidenced by a bond, note, debenture or similar instrument; (c) for the balance deferred and unpaid of the purchase price for any property or service or any obligation upon which interest charges are customarily paid (except for accrued expenses or trade payables arising in the ordinary course of business); (d) for the payment of money relating to a lease that is required to be classified as a Capital Lease Obligation in accordance with GAAP; or (e) for the maximum fixed repurchase price of any Disqualified Stock of such Person plus accrued and unpaid dividends thereon;

          (ii) any obligation of others secured by a Lien on any asset of such Person, whether or not any obligation secured thereby has been assumed, by such Person;

          (iii) any obligations of such Person under any Hedging Obligation; and

          (iv) any Guarantee of such Person or any obligation of such Person which in economic effect is a guarantee with respect to any Indebtedness of another Person.

For purposes of this definition, "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the Person issuing such Disqualified Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Insurance Letters of Credit" means letters of credit issued for the account of the Company or any Wholly Owned Subsidiary of the Company for purposes of (i) securing certain deductible amounts payable by the Company or a Wholly Owned Subsidiary of the Company under cargo, automobile or general liability insurance policies or (ii) complying with workers' compensation requirements under applicable law.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution (by means of any transfer of cash or other Property) to another Person or any other payments for Property or services for the account or use of another Person, including without limitation the following:

          (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person;

          (ii) the purchase, acquisition or Guarantee of the Indebtedness of another Person or the issuance of a "keep well" with respect thereto; and

          (iii) the purchase or acquisition of the business or assets of another Person;

     but shall exclude:

          (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices;

          (b) the acquisition of property and assets from equipment suppliers and other vendors in the ordinary course of business, provided that such property and assets do not represent all or substantially all of the production capacity of the supplier or other vendor; and

          (c) the acquisition of assets, Capital Stock or other securities by the Company for consideration consisting solely of the Capital Stock of the Company other than Disqualified Stock.

If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Management Group" means the following persons: James B. Mattly, James K. Jennings, Jr., Edward H. Hamlett, James E. McHale, Bruce J. McGelky, Michael Tawney, Tommy E. Harden, Michael C. Read, James F. Lonsbery, Ricky L. Miller, Larry E. Goswick, Curtis P. Balko, Timothy J. Simpson, Mark A. Clark and D. Mark Shearer.

     "NOL Note" means the note having a principal amount of $6.0 million issued by the Company to the Business Trust pursuant to the terms of the Contribution Agreement.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in connection with the sale or other disposition of any non-cash consideration received in any such Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness that is (a) secured by a Lien on the asset or assets that were the subject of such Asset Sale, or (b) Senior Debt, the repayment of which is required either pursuant to the terms thereof, by applicable law, or in order to obtain a necessary consent to such transaction, and (iv) any reserves established in accordance with GAAP for adjustment in respect of the sale price of such asset or assets or for any liabilities associated with such Asset Sale; provided that any reversal of any such reserve shall be added back in the determination of Net Proceeds.

     "New Credit Facility" means that certain credit facility, dated as of the Issue Date, by and among the Company and the banks party thereto, providing for up to $115.0 million of revolving credit borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "New Senior Subordinated Notes" means notes issued by the Company hereunder containing terms identical to the Senior Subordinated Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Senior Subordinated Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Senior Subordinated Notes, including the text referred to in footnote 2 of Exhibit A-1 hereto, shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Senior Subordinated Notes in exchange for Senior Subordinated Notes pursuant to the Exchange Offer, substantially in the form of Exhibit A-3 attached hereto.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Notes" means the Senior Subordinated Notes and the New Senior Subordinated Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President or Assistant Secretary of such Person and
(b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

     "Officers' Certificate" means a certificate signed on behalf of any Person by two Officers of such Person, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of such Person, that meets the requirements of Sections 12.4 and 12.5 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permitted Investments" means:

          (a) any Investment in the Company or in a Subsidiary of the Company that is a Guarantor;

          (b)  any Investment in Cash Equivalents;

          (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is a Guarantor;

          (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (e) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;

          (f)  any Investment received involuntarily;

          (g)  any Investment existing on the date of this Indenture; and

          (h) Investments having an aggregate fair market value (together with all other Investments made pursuant to this clause (h) and outstanding) at any time not to exceed $1.0 million.

     "Permitted Liens" means:

          (i) Liens on assets of the Company securing the New Credit Facility and other Senior Debt that was permitted by the terms of this Indenture to be incurred;

          (ii)   Liens on assets of Subsidiaries securing Senior Guarantees;

          (iii)  Liens in favor of the Company;

          (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such merger or consolidation and were not incurred in contemplation thereof and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company;

          (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to such acquisition and were not incurred in contemplation thereof and do not extend to any assets other than those so acquired by the Company or any Subsidiary of the Company;

          (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations in respect of letters of credit issued in connection with any of the foregoing obligations);

          (vii)  Liens existing on the date hereof;

          (viii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred by clause (iv) of the second paragraph of Section 4.9 hereof covering only the assets acquired with such Indebtedness;

          (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (x) covenants, easements, rights-of-way, restrictions, encroachments or other similar encumbrances not materially impairing the marketability of the property encumbered thereby and not interfering in any material respect with the use of such property or with the ordinary conduct of the business of the Company or any Subsidiary;

          (xi) Liens to secure any Indebtedness which is pari passu with or subordinate in right of payment to the Notes, where (a) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes, all obligations with respect to the Notes are secured on an equal and ratable basis with the Indebtedness so secured and (b) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Notes, all obligations with respect to the Notes are secured on a senior basis reflecting the subordination of the Indebtedness so secured on terms substantially similar to, or more favorable to senior creditors than, those contained herein, in each case, until such time as such pari passu or subordinated Indebtedness is no longer secured by such Lien, at which time such Lien securing the Notes shall be automatically released;

          (xii) Liens to secure obligations of the Company or its Subsidiaries under Insurance Letters of Credit;

          (xiii) Liens with respect to judgments which have been stayed or for which a bond having a value equal to the judgment amount has been posted, but only for so long as such judgment has been stayed or such bond remains posted and outstanding;

          (xiv) Liens securing the IRB or the property which is subject to the IRB; and

          (xv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries, provided that:

          (i) the principal amount (or accreted value, if applicable), of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, entity, unincorporated organization or government or any agency or political subdivision thereof.

     "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     "Preferred Stock" means, with respect to any Person, all Capital Stock of such Person of any class or classes (however designated, whether voting or non-voting) that ranks prior, as to distribution in profit or liquidation, to shares of Common Stock of such Person.

     "Principals" means either the Borg-Warner Principals or the Wingate Principals, as the case may be.

     "Purchase Date" means each date on which the Company is obligated to repurchase Notes pursuant to the terms of this Indenture.

     "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Liquidated

Damages (if any) thereon to the Purchase Date, unless otherwise specifically provided.

     "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

     "QIB Restricted Note" means a Note initially bearing CUSIP number 543462 AA 3 through which QIBs hold a beneficial interest in the Restricted Global Note, or any replacement Note issued therefor.

     "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to Section 3.7 of this Indenture.

     "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Liquidated Damages (if any) thereon to the Redemption Date, unless otherwise specifically provided.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, among the Company, LFC, the Operating Subsidiary, Wells Fargo of Texas, Wells Fargo of Puerto Rico., Lehman Brothers Inc., and NationsBanc Capital Markets, Inc., as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S as promulgated under the Securities Act, as such Regulation is in effect on the date hereof and, to the extent applicable to the Notes, as such Regulation is amended or supplemented from time to time.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Note" means a single temporary global note in the form of the Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

     "Related Party" means, with respect to either the Wingate Principals or the Borg-Warner Principals, (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member or estate thereof (in the case of an individual) of such Principals or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Borg-Warner Principals, the Wingate Principals and/or such other Persons referred to in the immediately preceding clause (A).

     "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Global Note" means an Accredited Restricted Note or a QIB Restricted Note, which is a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Rule 144A" means Rule 144A promulgated under the Securities Act as such Rule is in effect on the date hereof, and, to the extent applicable to the Notes, as such Regulation is amended or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred or assumed, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Debt" shall not include:

          (i)   Indebtedness evidenced by the Notes;

          (ii) Indebtedness that is by its terms subordinate or junior in right of payment to any other Indebtedness of the Company;

          (iii) any liability for federal, state, local or other taxes owed or owing by the Company;

          (iv)  Indebtedness of the Company to any of its Subsidiaries;

          (v) Indebtedness for the purchase of goods or materials in the ordinary course of business except purchase money

     Indebtedness secured by a security interest in or a Lien upon the goods or materials purchased;

          (vi) that portion of any Indebtedness that is incurred in violation of this Indenture;

          (vii)  Indebtedness which is represented by Disqualified Stock;

          (viii) Indebtedness of or amounts owing by the Company for compensation to employees for services;

          (ix) amounts owing under leases (other than Capital Lease Obligations); and

          (x)    the NOL Note.

     "Senior Guarantees" means Guarantees by a Guarantor with respect to Senior Debt of the Company.

     "Senior Representative" means any trustee, agent or representative (if any) for the holders of any Designated Senior Debt.

     "Senior Subordinated Notes" means the Company's 10% Senior Subordinated Notes due 2004 issued pursuant to this Indenture, but excludes the New Senior Subordinated Notes.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or in a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or member or the managing general partner or member of which is such Person or a Subsidiary of such Person or (b) the only general partners or members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means the Guarantee by the Guarantors of the Obligations under this Indenture, any Supplemental Indenture and the Notes.

     "Supplemental Indenture" means a supplemental indenture executed substantially in the form of Exhibit C attached hereto.

     "Transactions" means the formation of the Company and related transactions contemplated by the Contribution Agreement.

     "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "U.S. Government Securities" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

     "U.S. Persons" means any U.S. Person as defined in Regulation S.


     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) is at the time owned by (i) such Person or (ii) such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Wingate Principals" means Wingate Partners, L.P., Wingate Affiliates, L.P. and the Management Group.

SECTION 1.2. OTHER DEFINITIONS.

                                                               Defined in
       Term                                                    Section
       ----                                                    ----------
     "Accredited Investors".....................................  2.1
     "Act"......................................................  1.5
     "Affiliate Transaction"....................................  4.11
     "Asset Sale Offer".........................................  4.10
     "Asset Sale Offer Period"..................................  3.9
     "Calculation Date".........................................  1.1
     "Change of Control Offer"..................................  4.15
     "Change of Control Offer Period"...........................  3.8
     "Covenant Defeasance"......................................  8.3
     "Event of Default".........................................  6.1
     "Excess Proceeds"..........................................  4.10
     "incur"....................................................  4.9
     "IRB"......................................................  4.7
     "IRB Payment Event"........................................  4.7
     "Legal Defeasance".........................................  8.2
     "Offer Amount".............................................  3.9
     "Paying Agent".............................................  2.3
     "Payment Blockage Notice".................................. 10.2
     "Payment Blockage Period".................................. 10.2
     "Payment Default"..........................................  6.1
     "Private Placement Legend".................................  2.6
     "Registrar"................................................  2.3
     "Restricted Payments"......................................  4.7
     "Senior Covenant Default".................................. 10.2
     "Senior Payment Default"................................... 10.2
     "Surviving Entity".........................................  5.1

     SECTION 1.3.INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     SECTION 1.4.RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (a)  term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e)  provisions apply to successive events and transactions; and

          (f) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

     SECTION 1.5. ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or a limited liability company, on behalf of such corporation, partnership or limited liability company, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

     (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                  ARTICLE II.
                                   THE NOTES

     SECTION 2.1. FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1, A-2 and A-3 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibits A-1, A-2 and A-3 hereto. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a)  Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A
          ------ -----
and accredited institutional investors as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act ("Accredited Investors") who are not QIBs, otherwise than in reliance on Regulation S shall be evidenced by one or more Restricted Global Notes, deposited with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Note, deposited with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by the Agent Members through Euroclear or Cedel.

     Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (b)  Book-Entry Provisions. This Section 2.1(b) shall apply only to the
          ---- ----- ----------
Global Notes deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (c)  Certificated Notes.  Notes issued in certificated form shall be
          ------------ -----
substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

     SECTION 2.2. EXECUTION AND AUTHENTICATION.

     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee, upon a written order of the Company signed by two Officers of the Company shall authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 3 of the Notes. The Trustee, upon written order of the Company signed by two Officers of the Company shall authenticate New Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 3 of the Notes; provided that such New Senior Subordinated Notes shall be issuable only upon the valid surrender for cancellation of Senior Subordinated Notes of a like aggregate principal amount in accordance with the Exchange Offer. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     SECTION 2.3. REGISTRAR AND PAYING AGENT; DEPOSITARY.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

     SECTION 2.4. PAYING AGENTS TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     SECTION 2.5. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA (S) 312(a).

     SECTION 2.6. TRANSFER AND EXCHANGE.

          (a)  Transfer and Exchange of Global Notes. The transfer and exchange
               -------- --- -------- -- ------ -----
of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

          (i)  Restricted Global Note to Regulation S Global Note. If, at any
               ---------- ------ ---- -- ---------- - ------ ----
     time, an owner of a beneficial interest in a Restricted Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Restricted Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and, if applicable, the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Restricted Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Restricted Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Restricted Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Note that is being exchanged or transferred.

          (ii)  Regulation S Global Note to Restricted Global Note. If, at any
                ---------- - ------ ---- -- ---------- ------ ----
     time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Restricted Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Note as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulatin S Global Note reasonably believes that the Person acquiring such interest in a Restricted Global
     Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or
     (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form and substance reasonably acceptable to the Company, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Restricted Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

          (iii) Accredited Restricted Note to QIB Restricted Note. If, at any time, an owner of a beneficial interest in an Accredited Restricted Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Accredited Restricted Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a QIB Restricted Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a QIB Restricted Note as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the QIB Restricted Note equal to the beneficial interest in the Accredited Restricted Note to be transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase,
     (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-5 attached hereto given by the owner of such beneficial interest stating that the Person transferring such interest in an Accredited Restricted Note reasonably believes that the Person acquiring such interest in a QIB Restricted Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Accredited Restricted Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable QIB Restricted Note by the principal amount at maturity of the beneficial interest in the Accredited Restricted Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable QIB Restricted Note equal to the reduction in the aggregate principal amount at maturity of such Accredited Restricted Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Accredited Restricted Note that is being transferred.

          (iv) QIB Restricted Note to Accredited Restricted Note. If, at any time, an owner of a beneficial interest in a QIB Restricted Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such QIB Restricted Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Restricted Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in Accredited Restricted Note as provided in this Section 2.6(a)(iv). Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Accredited Restricted Note equal to the beneficial interest in the QIB Restricted Note to be transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase,
     (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-6 attached hereto given by the owner of such beneficial interest stating, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form and substance reasonably acceptable to the Company, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable QIB Restricted Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Accredited Restricted Note by the principal amount at maturity of the beneficial interest in the QIB Restricted Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Accredited Restricted Note equal to the reduction in the aggregate principal amount at maturity of such QIB Restricted Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the QIB Restricted Note that is being transferred.

     (b)  Transfer and Exchange of Certificated Notes. When Certificated Notes
          -------- --- -------- -- ------------ -----
are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Certificated Notes; or

          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Certificated Note that contains the Private Placement Legend, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Note is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

               (B) if such Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

               (C) if such Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

     (c)  Exchange of a Beneficial Interest in a Restricted Global Note or
          -------- -- - ---------- -------- -- - ---------- ------ ---- --
Regulation S Permanent Global Note for a Certificated Note.
---------- - --------- ------ ---- --- - ------------ ----

          (i) Any Person having a beneficial interest in a Restricted Global Note or a Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note or Regulation S Permanent Global Note, and a certification (which may be submitted by facsimile) to the effect that such beneficial interest is being transferred to the same Person designated by the Depositary as having the beneficial interest in the portion of the Restricted Global Note being exchanged (in substantially the form of Exhibit B-4 hereto); in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Restricted Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the Person requesting such exchange a Certificated Note in the appropriate principal amount.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Restricted Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

     (d)  Restrictions on Transfer and Exchange of Global Notes. Notwithstanding
          ------------ -- -------- --- -------- -- ------ -----
any other provision of this Indenture (other than the provisions set forth in this Section 2.6(d)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e)  Transfer and Exchange of a Certificated Note for a Beneficial
          -------- --- -------- -- - ------------ ---- --- - ----------
Interest in a Global Note. A Certificated Note may not be transferred or
-------- -- - ------ ----
exchanged for a beneficial interest in a Global Note.

     (f)  Authentication of Certificated Notes in Absence of Depositary. If at
          -------------- -- ------------ ----- -- ------- -- ----------
any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes registered in such names and principal amounts as specified by the Depositary in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g)  Legends.
          -------

          (i)  Except as permitted by the following paragraphs (ii), (iii), and
     (iv), each Note certificate evidencing Global Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED

     IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT IN CONNECTION WITH THE SALE HEREOF, AND SUCH PURCHASER REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE LATER OF THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE; ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

     A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT."

          (ii) Upon any sale or transfer of a Note that contains the Private Placement Legend (including any beneficial interests in a Note represented by a Global Note) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
     Act:

               (a) in the case of any Certificated Note, the Registrar shall permit the Holder thereof to exchange such Note for a Certificated Note that does not bear the legend set forth in (i) above upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-3 hereto; and

               (b) in the case of any beneficial interest in a Note represented by a Global Note, such Note shall continue to be subject to the provisions of Section 2.6(a) and (c) hereof; provided, however, that with respect to any request for an exchange of a beneficial interest in a Note that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144A or Rule 144 or pursuant to an effective registration statement, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144A or Rule 144 or pursuant to an effective registration statement (such certifications to be substantially in the form of Exhibit B-2) hereto).

          (iii) Upon any sale or transfer of a Note that contains the Private Placement Legend (including any beneficial interests in a Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A, Rule 144 or an effective registration statement under the Securities
     Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company (which Opinion of Counsel shall also state that the transfer restrictions contained in the Private Placement Legend are no longer applicable):

                 (a) in the case of any Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above; and

                 (b) in the case of any beneficial interest in a Note represented by a Global Note, such Note shall continue to be subject to the provisions of Section 2.6(a) and (c) hereof but may be exchanged for a Certificated Note that does not bear the legend set forth in (i) above.

          (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate New Senior Subordinated Notes in exchange for Senior Subordinated Notes accepted for exchange in the Exchange Offer, which New Senior Subordinated Notes shall not bear the legend set forth in (i) above, in each case unless the Company has notified the Registrar in writing that the Holder of such Senior Subordinated Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Senior Subordinated Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (v) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER

     THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (vi) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Cedel or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

     (h)  Cancellation or Adjustment of Global Notes.  At such time as all
          ------------------------------------------
beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (i)  General Provisions Relating to Transfers and Exchanges.
          ------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.10,
     4.15 and 9.5 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v)    The Company shall not be required:

                 (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                 (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                 (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

     SECTION 2.7.  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the

Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     SECTION 2.8.  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     SECTION 2.9.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by an Affiliate thereof.

     SECTION 2.10.  TEMPORARY NOTES.

     Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with
Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of the destruction of all canceled Notes. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

     SECTION 2.12. DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     SECTION 2.13. PERSONS DEEMED OWNERS.

     Prior to due presentment of a Note for registration of transfer and subject to Section 2.12 hereof, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

     SECTION 2.14. CUSIP NUMBERS.

     The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                                 ARTICLE III.
                           REDEMPTION AND REPURCHASE

     SECTION 3.1   NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the provisions of Section
3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date, an Officers' Certificate of the Company setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

     If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.15 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate of the Company to the effect that (a) the Company is required to make or has made an Asset Sale Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.15 hereof, as the case may be, have been satisfied.

     If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

     SECTION 3.2   SELECTION OF NOTES.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10 hereof, the Trustee shall select the Notes or portions thereof to be repurchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be repurchased).

     The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

     SECTION 3.3   NOTICE OF OPTIONAL REDEMPTION.

     In the event Notes are to be redeemed pursuant to Section 3.7 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part at its registered address, with a copy to the Trustee.

     The notice shall identify the Notes or portions thereof to be redeemed and shall state :

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Liquidated Damages, if any, and, unless the Redemption Date is after a record date and on or before the succeeding Interest Payment Date, accrued interest thereon to the Redemption Date;


          (f) that, unless the Company defaults in making the redemption payment, interest and any Liquidated Damages on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Liquidated Damages and, unless the Redemption Date is after a record date and on or before the succeeding Interest Payment Date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

          (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate of the Company requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Liquidated Damages, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

     SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE.

     On or before each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date or the Purchase Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

     Unless the Company defaults in making such payment, interest and any Liquidated Damages on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption or required to be accepted for repurchase shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid Redemption Price or Purchase Price, from the applicable Redemption Date or Purchase Date until such amount is paid, and on any interest and Liquidated Damages not paid on such amount, in each case at the rate provided in the Notes and in Section 4.1 hereof.

     SECTION 3.6.  NOTES REDEEMED OR REPURCHASED IN PART.

     Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

     SECTION 3.7.  OPTIONAL REDEMPTION.

     (a) The Notes will not be redeemable at the Company's option prior to January 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

               REDEMPTION                    REDEMPTION
                  DATE                         PRICE
          2001                                105.000%

          2002                                102.500%

          2003 and thereafter                 100.000%

     Notwithstanding the foregoing, prior to January 15, 2000, the Company may in its discretion redeem up to an aggregate of $25.0 million in principal amount of the Notes at a Redemption Price of 110% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, with the net proceeds of one or more public offerings of Common Stock of the Company; provided, that at least $60.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such public offering of Common Stock of the Company.

     (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     SECTION 3.8.  REPURCHASE UPON CHANGE OF CONTROL OFFER.

     In the event that, pursuant to Section 4.15 hereof, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

     The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more 60 days after the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

          (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.8 and Section 4.15 hereof and that, to the extent lawful, all Notes tendered will be accepted for payment;

          (b) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

          (c) that any Note not properly tendered will continue to accrue interest and Liquidated Damages, if any;

          (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, on the Purchase Date;

          (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

          (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day immediately preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

          (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     On the Purchase Date, the Company, shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate of the Company shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered, if any, to the Holder thereof; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

     If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders pursuant to the Change of Control Offer.

     SECTION 3.9.  REPURCHASE UPON APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period from the date of the mailing of the notice of the Asset Sale Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more 60 days after the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). On the Purchase Date, which shall be no later than the last day of the Asset Sale Offer Period, the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been properly tendered, all Notes properly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     Within 30 days following the accumulation of sufficient Excess Proceeds to obligate the Company to commence an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.9 and Section 4.10 hereof;

          (b) the Offer Amount, the Purchase Price, the last day of the Asset Sale Offer Period, and the Purchase Date;

          (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Liquidated Damages, if any;

          (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, on the Purchase Date;

          (e) that Holders electing to have any Notes repurchased pursuant to any Asset Sale Offer shall be required to tender the Notes, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the

     Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

          (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day immediately preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

          (g) that, if the aggregate principal amount of Notes tendered for repurchase by Holders exceeds the Offer Amount, the Trustee shall select the Notes or portions thereof to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate of the Company shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

     If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders to the Asset Sale Offer.

                                  ARTICLE IV.
                                   COVENANTS

     SECTION 4.1.  PAYMENT OF PRINCIPAL AND INTEREST.

     The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Liquidated Damages, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

     SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York. for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

     SECTION 4.3.  REPORTS.

     Whether or not required by the rules and regulations of the Commission, so long as any of the Notes are outstanding, the Company shall, and, if the Company is required to file financial statements for any Guarantor, shall cause such Guarantor to, furnish to the Holders of the Notes, within 15 days after they are or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Company and/or any Guarantor were required to file such forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual consolidated financial statements and schedules only, a report thereon by the certified independent accountants of the Company and/or any Guarantor, and (ii) all information that would be required to be contained in filings with the Commission on Form 8-K if the Company and/or any Guarantor were required to file such form. In addition, whether or not required by the rules and regulations of the Commission, the Company and/or any Guarantor shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Upon qualification of this Indenture under the TIA, the Company shall, and shall cause each Guarantor to, at all times comply with TIA (S) 314(a). In addition, the Company shall, and shall cause any Guarantor, for so long as any Notes remain outstanding, to furnish to the Holders, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.4.  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.


     (b) Each of the Guarantors shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate of each such Guarantor stating that a review of the activities of such Guarantor and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Guarantor has kept, observed, performed and fulfilled each and every covenant contained in the Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge.

     (c) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants (who shall be a firm of established national reputation) of the Company or the Guarantor, as applicable, that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or Guarantor, as the case may be, has violated any provisions of Article IV or Article V hereof, in the case of the Company, and Article IV or XI hereof, in the case of the Guarantor, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (d) The Company and each Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five days) upon any of its Officers becoming aware of any Default or Event of Default an Officers' Certificate of the Company or such Guarantor, as applicable, specifying such Default or Event of Default.

     SECTION 4.5.  TAXES.

     The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     SECTION 4.6.  STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants shall it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

     SECTION 4.7.  RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution in respect of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the

Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment date, any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.9 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum of:

               (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

               (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus

               (iv)   $500,000.

The foregoing provisions shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or payment of principal of Indebtedness that is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

          (4) (A) the acquisition or assumption of the indebtedness evidenced by the Bond Agreement by and among New Jersey Economic Development Authority, Wells Fargo Armored Service Corporation, the purchasers thereunder, and Mellon Bank, N.A., as trustee, dated June 1, 1984, in the original principal amount of $1.0 million (the "IRB"), (B) the payment of principal, interest, or premiums, if any, in connection with the redemption, repurchase or maturity of the IRB, (C) the payment or reimbursement of costs, expenses and taxes as may be incurred by Wells Fargo Armored Service Corporation after the Issue Date with respect to maintaining the property to which the IRB relates, (D) the payment to the original holders under the IRB or their assignees of any amount required to cancel or retire the IRB and the indebtedness evidenced thereby and (E) the reimbursement of costs and expenses incurred by Wells Fargo Armored Service Corporation in redeeming or repurchasing the IRB at the request or direction of the Company;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date hereof; provided that (i) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; (ii) the cash proceeds from any such reissuance shall be excluded from clause (c)(ii) of the preceding paragraph; and (iii) no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

          Notwithstanding anything contained in this Indenture to contrary, the events described in clause (4) of the preceding paragraph (each, an "IRB Payment Event") shall be excluded from the definition of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate of the Company delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate of the Company stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 4.8.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                   SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to:

          (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries,

          (ii) make loans or advances to the Company or any of its Subsidiaries, or

          (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

          (a)  Existing Indebtedness as in effect on the date hereof,

          (b) the New Credit Facility as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date hereof,


          (c)  this Indenture and the Notes,

          (d)  applicable law,

          (e) any instrument or agreement governing Acquired Debt of the Company or any of its Subsidiaries or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and provided, further, that the Consolidated Cash Flow of such Person is not taken into account in determining whether such Indebtedness is permitted,

          (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

          (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or

          (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     SECTION 4.9.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary of the Company); provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Debt) and the Company (but not any of its Subsidiaries) may issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing provisions shall not apply to the incurrence of the following
Indebtedness:

          (i) the incurrence by the Company of Senior Debt under the New Credit Facility and letters of credit thereunder in an aggregate principal amount at any time outstanding (with letters of credit (other than Insurance Letters of Credit) being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed an amount equal to $100.0 million under the New Credit Facility less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof;

          (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes;

          (iv) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations or Acquired Debt, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (v) the incurrence in the ordinary course of business by the Company or any of its Subsidiaries of Indebtedness in respect of Insurance Letters of Credit;

          (vi) the incurrence by any Subsidiary of the Company of Indebtedness under a Guarantee of any Indebtedness permitted under this Indenture to be incurred by the Company; provided that (a) in the case such Guarantee is of Indebtedness that is pari passu in right of payment with the Notes, all obligations with respect to the Notes are Guaranteed on an equal and ratable basis with the Indebtedness so Guaranteed, and (b) in the case such Guarantee is of Indebtedness that is subordinated in right of payment to the Notes, all obligations with respect to the Notes are Guaranteed on a senior basis reflecting the subordination of the Indebtedness so Guaranteed on terms substantially similar to, or more favorable to senior creditors than, those contained in this Indenture;

          (vii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

          (viii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (x) if the Company is the obligor of such Indebtedness, such Indebtedness is evidenced by a note and expressly subordinate to the payment in full of all Obligations with respect to the Notes and (y)(I) any subsequent issuance, transfer or other disposition of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and
     (II) any sale, transfer or other disposition of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (ix) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds, and appeal and surety bonds;

          (xi) the incurrence by the Company of Indebtedness as part of the IRB Payment Even t;

          (xii) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; and

          (xiii) the incurrence by the Company or any of its Subsidiaries of interest, fees or other expenses on Indebtedness otherwise permitted under this covenant, provided that such interest, fees or other expenses are payable on a current basis no less frequently than semi-annually and are paid when due or within any applicable customary grace period thereafter, not to exceed thirty days.

For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion will classify such item of Indebtedness and will only be required to include the amount and type of each class of Indebtedness in the test specified in the first paragraph of this covenant or in one of the clauses of the second paragraph of this covenant; (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP, unless the Company shall elect upon written notice to the Trustee at the time of issuance of such Indebtedness, to qualify the extended principal amount or final accreted value thereof as permitted under the terms of this Section 4.9; and (iii) the amount of Indebtedness represented by a Guarantee of a primary obligation of another Person shall be deemed to be the lower of (x) an amount equal to the maximum amount of the primary obligation (including without limitation all principal, premiums (if any), interest, fees and all other amounts in respect thereof) in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the applicable Guarantee, which, in any case in which such Guarantee consists solely of the granting of a Lien on any asset of such guaranteeing Person, shall be limited to the fair market value of such asset.

     SECTION 4.10. ASSET SALES.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board set forth in an Officers' Certificate of the Company delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability, and (y) any securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash or Cash Equivalents for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Subsidiary may apply such Net Proceeds, at its option, (a) to permanently reduce outstanding Senior Debt, including without limitation Indebtedness under the New Credit Facility (and to correspondingly reduce commitments with respect thereto) or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Company or the applicable Subsidiary may temporarily reduce Senior Debt, including without limitation Indebtedness under the New Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     Within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase an aggregate principal amount of Notes equal to such Excess Proceeds, at a Purchase Price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date. The Asset Sale Offer shall be made in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset

Sale, and the applicable procedures set forth in Article III hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

     To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the applicable Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the particular Notes or portions thereof to be purchased in accordance with Article III hereof. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been reasonably obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and

          (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board set forth in an Officers' Certificate of the Company certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

provided that (u) the Contribution Agreement and the transactions contemplated thereunder, (v) the stockholders agreement, entered into on the Issue Date, among the Company and Wells Fargo Armored Service Corporation, the Business Trust and Wingate Partners, L.P., including without limitation the issuance of the NOL Note, (w) the indemnification of officers and directors of the Company or its Subsidiaries in accordance with the charters and by-laws of the Company and its Subsidiaries or pursuant to director indemnification agreements, (x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company or its Wholly Owned Subsidiaries and (z) Restricted Payments, Permitted

Investments and IRB Payment Events that are permitted by the provisions of
Section 4.7 of this Indenture in each case, shall not be deemed Affiliate Transactions.

     Notwithstanding the foregoing, clause (ii) in the preceding paragraph shall not apply to any agreement for the provision of security services and related goods in connection therewith between the Company or any of its Subsidiaries and an Affiliate that (x) provides for rates that are at least as favorable as standard published rates then offered by the Affiliate in question or (y) is entered into pursuant to a commercially bid arrangement in which at least two Persons that are not Affiliates have been asked to participate.

     SECTION 4.12. LIENS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     SECTION 4.13. CONTINUED EXISTENCE.

     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except to the extent that the Board determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 4.14. INSURANCE MATTERS.

     The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the applicable procedures set forth in
Article III hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

     SECTION 4.16. LIMITATION ON FUTURE SUBORDINATED INDEBTEDNESS.

     The Company shall not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in right of payment to the Notes.

     SECTION 4.17. PAYMENTS FOR CONSENT.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.18. RESTRICTIONS UNDER SENIOR DEBT.

     Prior to giving notice to Holders of Notes relating to a Change of Control Offer or an Asset Sale Offer, but in any event within 90 days following a Change of Control or the accumulation of Excess Proceeds in excess of $5.0 million, the Company shall (i) repay, or otherwise make arrangements satisfactory to the holders of all Senior Debt for the repayment of, all Senior Debt in full or offer to repay all such Senior Debt in full and have repaid, or otherwise made arrangements satisfactory to the holders of all Senior Debt for the repayment of, all Senior Debt in full of any lender who accepts such offer; or (ii) obtain the requisite consents under the New Credit Facility or under agreements relating to other Senior Debt to purchase Notes as required by this Indenture.

     SECTION 4.19. SALE AND LEASEBACK TRANSACTIONS.

     The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board and set forth in an Officers' Certificate of the Company delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

     SECTION 4.20. SUBSIDIARY GUARANTEES.

     (a) The Company shall cause each of LFC, the Operating Subsidiary, Wells Fargo of Texas and Wells Fargo of Puerto Rico to deliver a Subsidiary Guarantee by executing this Indenture on the Issue Date. In addition, the Company shall cause each Subsidiary of the Company created or acquired after the date hereof that either (i) Guarantees any Senior Debt of the Company or any Indebtedness of the Company that is pari passu in right of payment with the Notes or (ii) is or becomes a Significant Subsidiary (whether as a result of creation, acquisition, additional investment, internal growth or otherwise), not later than fifteen
(15) days after such execution, creation or acquisition to (A) execute a Supplemental Indenture and deliver such Supplemental Indenture and an Opinion of Counsel in form acceptable to the Trustee (as set forth in paragraph (b) below) to the Trustee and (B) execute a written agreement (the "Letter Agreement") to be bound by the terms of the Registration Rights Agreement with the same force and effect as if such Subsidiary had been a Guarantor and an original party to the Registration Rights Agreement and deliver such agreement and an Opinion of Counsel in form acceptable to the Trustee (as set forth in paragraph (b) below) to the Trustee.

     (b) The Opinion of Counsel required by clause (a) above shall state that the Supplemental Indenture and the Letter Agreement have been duly authorized, executed and delivered by such Subsidiary, that the obligations of such Subsidiary under such Supplemental Indenture and such Letter Agreement are enforceable against such Subsidiary in accordance with their terms and that delivery by such Subsidiary of each of the Supplemental Indenture and the Letter Agreement will not (i) result in any violation of the provisions of the charter or bylaws of such Subsidiary, (ii) to the best knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which such Subsidiary is a party, or (iii) to the best knowledge of such counsel, result in any violation of the provisions of any federal or state statute, or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over such Subsidiary or any of its properties or assets.

     (c) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of any Guarantor to any Person other than the Company or a Wholly Owned Subsidiary thereof, then such Guarantor shall be automatically released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Sections 3.9 and 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate of the Company and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 3.9 and 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under
Article XI hereof or pursuant to any Supplemental Indenture.

     (d) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal, Redemption Price, and Purchase Price of and Liquidated Damages, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI. The provisions of this Section 4.20 shall not affect any of the Company's obligations under Section 4.9(vi) hereof.

                                  ARTICLE V.
                                  SUCCESSORS

     SECTION 5.1.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into any other Person (whether or not the Company is the surviving corporation), or permit any other Person to consolidate or merge with or into the Company, nor will the Company sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another corporation, Person or entity unless:

          (i) the Company shall be the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

          (ii) the Surviving Entity assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iv) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) immediately after giving effect to such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four quarter period, the Company or the Surviving Entity, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section
     4.9 hereof.

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

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate of the Company to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     SECTION 5.2.  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest or Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE VI.
                             DEFAULTS AND REMEDIES

     SECTION 6.1.  EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest or Liquidated Damages, if any, on the Notes and such default continues for a period of 30 days (whether or not prohibited by Article X hereof);

          (b) the Company defaults in the payment when due of principal, Redemption Price or Purchase Price of the Notes, whether at maturity, upon redemption or repurchase or otherwise (whether or not prohibited by Article X hereof);

          (c) the Company fails to comply with any of the provisions of Section 4.10, 4.15 or 4.18 hereof;

          (d)  the Company fails to comply with any of the provisions of Section
     4.7 or 4.9 hereof and such failure to comply continues for a period of 30 days after notice thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (e) the Company fails to comply with any other covenant, representation, warranty or other agreement in this Indenture or the Notes and such failure to comply continues for a period of 60 days after notice thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any

     Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is Guaranteed by the Company or any of such Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of any such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

          (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, stayed or discharged for a period of 60 days, provided that the aggregate of all such judgments exceeds $7.5 million (excluding judgments to the extent covered by insurance in respect of which coverage has not been disclaimed or denied);

          (h) a Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid, or with respect to any Guarantor that is a Significant Subsidiary, the Subsidiary Guarantee of such Guarantor ceases to be in full force and effect;

          (i) the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor pursuant to Section 4.20 of this Indenture:

               (i)    commences a voluntary case under any Bankruptcy Law,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)    generally is not paying its debts as they become due; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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

               (i) is for relief in an involuntary case against the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor pursuant to Section 4.20 of this Indenture ;

               (ii) appoints a custodian or receiver of the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor pursuant to Section 4.20 of this Indenture or for all or substantially all of the property of any of the foregoing;

               (iii) orders the liquidation of the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor pursuant to
          Section 4.20 of this Indenture;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     SECTION 6.2.  ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause
(i) or (j) of Section 6.1 hereof with respect to the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor pursuant to Section 4.20 of this Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders) may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall become immediately due and payable, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal, Redemption Price, Purchase Price, or interest, if any, which has become due solely by reason of such declaration of acceleration) shall have been cured.

     Notwithstanding the foregoing, if an Event of Default specified in clause
(i) or (j) of Section 6.1 hereof occurs with respect to the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor pursuant to
Section 4.20 of this Indenture, all outstanding Notes shall be due and payable immediately without further action or notice.

     The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, Redemption Price, Purchase Price, interest or Liquidated Damages, if any) if it determines in good faith that withholding notice is in their interest; provided, however, that the Company shall promptly notify the holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     SECTION 6.3.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, Redemption Price, Purchase Price, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.4.  WAIVER OF PAST DEFAULTS; RECISSION OF ACCELERATION

     Holders of all of the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder with regard to a continuing Default or Event of Default in the payment of the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder for all Defaults or Events of Default arising from provisions of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest and Liquidated Damages, if any, on all Notes, and (c) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived.

     SECTION 6.5.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Section 7.1(c)(iii) and (e) hereof. Notwithstanding any provision in this Indenture to the contrary, the Trustee shall not be obligated to take any action with respect to the provisions of Section 6.9 hereof unless directed to do so pursuant to this Section 6.5 by the Holders of at least 10% in principal amount of the then outstanding Notes.

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

     SECTION 6.6.  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     SECTION 6.7.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or Redemption Price or Purchase Price, interest or Liquidated Damages, if any, on the Note, on or after the respective due dates therefor (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

     SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, Redemption Price, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal, Redemption Price and Purchase Price and, to the extent lawful, interest and Liquidated Damages, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

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

     SECTION 6.9.  EVENT OF DEFAULT TO AVOID PREMIUM.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to the first date on which the Notes are subject to redemption at the option of the Company as provided in Section 3.7 hereof by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such first date, then the premium specified herein for an optional redemption of the Notes on such first date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     SECTION 6.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.11. PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

     SECTION 6.12. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE VII.
                                    TRUSTEE

     SECTION 7.1.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.2.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate of the Company or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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

     (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

     (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Liquidated Damages, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.9 hereto unless the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from any Holder of the Notes.

     SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.4.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     SECTION 7.5.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the

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

case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c ).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     SECTION 7.7.  COMPENSATION, REIMBURSEMENT AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such reasonable compensation as the Company may negotiate with the Trustee in accordance with industry standards for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture or any Subsidiary Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Liquidated Damages, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.8.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the Trustee's succession to each Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

     SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE VIII.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 8.1.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board evidenced by a resolution set forth in an Officers' Certificate of the Company, at any time, elect to have either Section 8.2 or 8.3 hereof be

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applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     SECTION 8.2.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal or Redemption Price of, and interest and Liquidated Damages, if any, on such Notes when such payments are due,

          (b) the Company's obligations with respect to such Notes under Article II and Section 4.2 hereof,

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

          (d) this Article Eight.

     Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

     SECTION 8.3.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 3.8, 3.9, 4.5,
4.7 through 4.12 and 4.14 through 4.20 hereof, both inclusive, and Section 5.1(iv) and (v) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in

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any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, Sections 6.1(c) through 6.1(h) hereof shall not constitute Events of Default.

     SECTION 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following are the conditions precedent to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

          (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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          (d)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(i) or (j) hereof is concerned, at any time in the period ending on the ninety-first day after the date of deposit (which condition shall not be deemed satisfied until such ninety-first day);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that after the ninety-first day following the deposit, the trust funds will not be subject to the effect of an avoidance or other order under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall deliver to the Trustee an Officers' Certificate of the Company stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company, with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (h) the Company shall deliver to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that the all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

     SECTION 8.5. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Liquidated Damages, if any, interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in
Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.6.  REPAYMENT TO THE COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal or Redemption Price of, or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, shall cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 8.7.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX.
                       AMENDMENT, SUPPLEMENT AND WAIVER

     SECTION 9.1.  WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

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          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
     Article V hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

          (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f)  to add or release a Guarantor as provided in Section 4.20.

     Upon the request of the Company, accompanied by a resolution of the Board (evidenced by an Officers' Certificate of the Company) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.2.  WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.8, 3.9, 4.10, and 4.15 and Article X and XI hereof, and including the defined terms used therein) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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          (b)  reduce the principal, Redemption Price or Purchase Price of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.8, 3.9, 4.10 and 4.15 hereof);

          (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on or with respect to any Note;

          (d) waive a Default or Event of Default in the payment of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes;


          (g) waive a redemption or repurchase payment with respect to any Note (except as provided above with respect to Sections 3.8, 3.9, 4.10 and 4.15 hereof); or make any change in the foregoing amendment and waiver provisions.

     Upon the written request of the Company and the Guarantors accompanied by a resolution of the Board (evidenced by an Officers' Certificate of the Company) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby and the Guarantors a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such

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notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

     SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company nor any of the Guarantors may sign an amendment or supplemental Indenture until the Board or, in the case of the Guarantors, the board of directors thereof approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel stating that
(i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate of the Company or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

     SECTION 9.7.  GUARANTORS' SIGNATURE NOT REQUIRED.

     Notwithstanding anything to the contrary in this Article IX, if any Guarantor shall have been released from its Obligations under Article XI of this Indenture or any Supplemental

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Indenture entered into by such Guarantor, the signature of such Guarantor shall not be required in connection with any amendment of this Indenture.

                                  ARTICLE X.
                                 SUBORDINATION

     SECTION 10.1. NOTES SUBORDINATED TO SENIOR DEBT.

     Notwithstanding the provisions of this Agreement, but subject to this
Article X, the Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all payments on the Notes (including, without limitation, payments of the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes by the Company shall be subordinated and subject in right of payment in accordance with the provisions of this Article X to the prior payment in full of all amounts payable under Senior Debt of the Company whether outstanding on the date hereof or hereafter incurred.

     SECTION 10.2. PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS.

     (a) Subordination on Dissolution, Liquidation or Reorganization of the
         ------------- -- -----------  ----------- -- -------------- -- ---
Company. In the event of any insolvency or bankruptcy case or proceeding, or any
-------
receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the sale, assignment, transfer, lease or other disposition of all or substantially all of its assets in one or more related transactions, upon the terms and conditions described under Article V hereof to the extent permitted under the terms of outstanding Senior Debt), all Obligations due and owing in respect of any Senior Debt (including interest accruing after the commencement of any such proceeding at the rate specified in the instrument evidencing the applicable Senior Debt, whether or not a claim therefor is allowed in such proceeding, to the date of payment of such Senior Debt) must be paid in full before any payment or distribution of any assets of the Company of any kind or character is made on account of the Notes (including, without limitation, the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes). Before any payment may be made by the Company on account of the Notes (including, without limitation, the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article X, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Debt of the Company to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt (except that Holders may receive securities that are subordinated at

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least to the same extent as the Notes to the Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust pursuant to
Article VIII hereof).

     (b)  Subordination on Default in Senior Debt. During the continuance of any
          ------------- -- ------- -- ------ ----
default in the payment of any principal of, premium, if any, or interest on, any Designated Senior Debt (a "Senior Payment Default") beyond any applicable grace period, no payment or distribution of any assets of the Company of any kind or character may be made on account of the Notes (including, without limitation, on account of the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on the Notes) unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Designated Senior Debt shall have been discharged or paid in full or the right under this Indenture to prevent any such payment has been waived by or on behalf of the holders of such Designated Senior Debt (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to the Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust pursuant to Article VIII hereof).


     During the continuance of any event (other than a Senior Payment Default), the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt (a "Senior Covenant Default"), and the receipt by the Trustee from a Senior Representative for such Designated Senior Debt or the Company of a written notice of such Senior Covenant Default (a "Payment Blockage Notice"), no payment or distribution of any assets of the Company of any kind or character may be made by the Company on account of Notes for the period specified below (a "Payment Blockage Period") (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to the Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust pursuant to Article VIII hereof).

     A Payment Blockage Period shall commence upon the receipt by the Trustee of notice from a Senior Representative for Designated Senior Debt of a Senior Covenant Default and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earliest of (i) 179 days after the receipt of a Payment Blockage Notice, provided such Designated Senior Debt shall not theretofore have been accelerated; (ii) the date on which such Senior Covenant Default is cured, waived or ceases to exist or such Designated Senior Debt is discharged or paid in full; or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company and the Trustee from the Senior Representative of the Designated Senior Debt who had previously delivered the Payment Blockage Notice, after which the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the Payment Blockage Notice initiating such Payment Blockage Period. Any number of notices of a Senior Covenant Default may be given during a Payment Blockage Period; provided, that no such notice shall extend such Payment Blockage Period. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes that have become due have been paid in full in cash or Cash Equivalents. No Senior

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Covenant Default with respect to Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period. The Company shall deliver a notice to the Trustee promptly after the date on which any Senior Covenant Default is cured or waived or ceases to exist or on which the Designated Senior Debt related thereto is discharged or paid in full in Cash Equivalents.

     (c) Rights and Obligations of Holders of Notes and Trustee. In the event
         ------ --- ----------- -- ------- -- ----- --- -------
that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the Notes (including, without limitation, the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes) (other than as permitted by subsections (a) and (b) of this Section 10.2) at a time when such payment is prohibited by this Section 10.2 and before the Senior Debt is paid in full, then and in such event (subject to the provisions of Section 10.8) such payment or distribution shall be received and held in trust for the holders of Senior Debt and shall be paid over or delivered to the Senior Representative of Designated Senior Debt in the case of Designated Senior Debt and to the holders of the Senior Debt in the case of Senior Debt which is not Designated Senior Debt, in each case remaining unpaid at their written direction to the extent necessary to pay such Senior Debt in full in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Nothing contained in this Article X will limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder against the Company; provided that, to the extent provided in this Article X, all Senior Debt of the Company then or thereafter due or declared to be due shall first be paid in full before the Holders or the Trustee are entitled to receive any payment from the Company on account of the Notes (including, without limitation, the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes).

     Upon any payment or distribution of assets or Notes referred to in this
Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

     SECTION 10.3. PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION.

     Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.2, from making payments at any time for the purpose of making such payments of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal, Redemption Price or Purchase Price of,

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or interest or Liquidated Damages (if any) on, the Notes, to the Holders
entitled thereto unless at least three Business Days prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 10.2) become due and payable, the Trustee shall have received the written notice provided for in Section 10.2(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 10.8 or (iii) the application by the Trustee of monies held in the trust pursuant to Article VIII.

     SECTION 10.4. RIGHTS OF HOLDERS OF SENIOR DEBT NOT TO BE IMPAIRED.

     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     The provisions of this Article X are tended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

     SECTION 10.5. AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE SUBORDINATION.

     Each Holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article X and appoints the Trustee his attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution or notice may be made to the representatives and agents of such holders of Senior Debt as such agents or representatives are identified by such holders in writing to the Trustee.

     Each Holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Indebtedness that is subordinate to the Notes, the subordination provisions of all Indebtedness subordinate to the Notes, and appoints the Trustee his attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Indebtedness that is subordinate to the Notes, the distribution or notice may be made to the representatives and agents of such holders of Indebtedness that is subordinate to the Notes as such agents and representatives are identified by such holders in writing to the Trustee.

     SECTION 10.6. SUBROGATION.

     Subject to the payment in full of all amounts payable under or in respect of Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company made on such Senior Debt until the Notes shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article X, and no payment pursuant to the provisions of this Article X to holders of such Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holders, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this Article X are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

     SECTION 10.7. OBLIGATIONS OF COMPANY UNCONDITIONAL.

     Nothing contained in this Article X or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional to pay to the Holders the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article X of the holders of such Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy.

     The failure to make a payment on account of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, the Notes by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

     SECTION 10.8. THE TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

     The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any payment is to be made by the Company for any purpose (including, without limitation, the payment of the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages (if any) on, any Note), the Trustee or Paying Agent shall have full power and authority to apply all monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 10.8 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 10.2. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other agent of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or agent on behalf of any such holder. Nothing in this Article X shall apply to amounts due the Trustee pursuant to Section 7.7 herein.

     SECTION 10.9.  RIGHT OF TRUSTEE TO HOLD SENIOR DEBT.

     The Trustee and any agent for the holders of Senior Debt shall be entitled to all of the rights set forth in this Article X in respect of any Senior Debt at any time held by it to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Debt of any of its rights as such holder.

     SECTION 10.10. NO IMPLIED COVENANTS BY OR OBLIGATIONS OF THE TRUSTEE.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this
Article X against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Debt.

                                  ARTICLE XI.
                             SUBSIDIARY GUARANTEES

     SECTION 11.1.  SUBSIDIARY GUARANTEES.

     Subject to this Article XI, each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (a) the principal, Redemption Price, and Purchase Price of and Liquidated Damages, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal, Redemption Price, and Purchase Price of and Liquidated Damages, if any, and interest on the Notes, if any, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Article VI hereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to this Article XI, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

     SECTION 11.2. SUBORDINATION OF GUARANTEES.

     The Obligations of each Guarantor under the Subsidiary Guarantee pursuant to this Article XI shall be unsecured and subordinated to the prior payment in full of all Senior Indebtedness of the Guarantor (including the Guarantor's guarantee of the New Credit Facility), and the amounts for which the Guarantor will be liable under the Senior Guarantees. The Obligations of the Guarantor under the Subsidiary Guarantee shall be junior and subordinated to the guarantees of such Guarantor which constitute Senior Indebtedness of the Guarantor and all other Senior Indebtedness of the Guarantor on the same terms and in the same manner as the Notes are junior and subordinated to Senior Debt of the Company as set forth in the Indenture; provided, however, that the Trustee and the Holders shall have the right to receive and/or retain payments by the Guarantor only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture.

     No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee.

     For the purposes of the foregoing "Senior Indebtedness" shall mean Indebtedness of the Guarantor that, if incurred by the Company, would constitute Senior Debt.

     SECTION 11.3. EXECUTION AND DELIVERY OF SUPPLEMENTAL INDENTURES.

     If an Officer of the Guarantor whose signature is on this Indenture or a Supplemental Indenture no longer holds that office at the time the Trustee authenticates the related Note, the Subsidiary Guarantee shall be valid.

     The delivery of any Note by the Trustee, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture or a Supplemental Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any new Subsidiaries, if required by Section 4.20 hereof, the Company and the Trustee shall, and the Company shall cause such new Subsidiary to, execute a Supplemental Indenture to this Indenture in accordance with Section 4.20 hereof and this Article XI, to the extent applicable.

     SECTION 11.4. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          (a) Except as set forth in Articles IV and V, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          (b) No Guarantor may consolidate with or merge into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Guarantor) whether or not affiliated with such Guarantor unless,

               (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor under the Subsidiary Guarantee of such Guarantor;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

               (iii) immediately after giving pro forma effect to such transaction, the Company would be permitted under its Fixed Charge Coverage Ratio test to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof; and

               (iv) the Company shall deliver to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel which shall state that the proposed transaction and the assumption of Obligations specified in paragraph (b)(i) above comply with the provisions of this Indenture and any applicable Supplemental Indenture .

Subject to Section 11.3 of this Indenture, in case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

     SECTION 11.5. EFFECT OF DEFEASANCE.

     All Subsidiary Guarantees, whether pursuant to this Indenture or a Supplemental Indenture, shall be of no further force and effect upon the occurrence of a Legal Defeasance or a Covenant Defeasance, subject to reinstatement pursuant to Section 8.7 hereof under the circumstances described therein.

     SECTION 11.6. LIMITATION ON GUARANTOR LIABILITY.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under the Subsidiary Guarantee, Section
4.20 and this Article XI shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Section 4.20 or this Article XI, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

     SECTION 11.7. STAY, EXTENSION AND USURY LAWS.

     Each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Subsidiary Guarantee, and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

                                 ARTICLE XII.
                                 MISCELLANEOUS

     SECTION 12.1. TRUST INDENTURE ACT CONTROLS.

     If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 12.2. NOTICES.

     Any notice or communication by the Company, the Guarantors or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company or to the Guarantors:

               Loomis, Fargo & Co.
               16225 Park Ten Place
               Houston, Texas 77084
               Attention: Chief Financial Officer
               Fax: (713) 784-3319

     With a copy to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court
               Suite 1300
               Dallas, Texas 75201-6950
               Attention: Mary K. Korby
               Fax: (214) 746-7864

     If to the Trustee:

               Marine Midland Bank
               Attention: Corporate Trust Administration
               140 Broadway, 12th Floor
               New York, New York 10005-1180
               Fax: (212) 658-6425

     The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Guarantors, the Trustee and each Agent at the same time.

     SECTION 12.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company or the Guarantors, as applicable, shall furnish to the Trustee:

          (a) an Officers' Certificate of the Company in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     SECTION 12.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     SECTION 12.6. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


     SECTION 12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or of a Guarantor under its Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     SECTION 12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE GUARANTOR IN ANY OTHER JURISDICTION.

     SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries, the Guarantors or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10. SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 12.14. QUALIFICATION OF INDENTURE.

     The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates of the Company, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     SECTION 12.15. ADDITIONAL RIGHTS OF TRANSFER RESTRICTED SECURITIES.

     In addition to the rights provided to Holders of Securities under this Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

                        [Signatures on following page]

                                  SIGNATURES

                                             LOOMIS, FARGO & CO.


                                             By: /s/ James K. Jennings, Jr.
                                                --------------------------------
                                                Name: JAMES K. JENNINGS, JR.
                                                     ---------------------------
                                                Title: EXECUTIVE VICE PRESIDENT
                                                      --------------------------


                                             LOOMIS HOLDING CORPORATION


                                             By: /s/ James K. Jennings, Jr.
                                                --------------------------------
                                                Name: JAMES K. JENNINGS, JR.
                                                     ---------------------------
                                                Title: EXECUTIVE VICE PRESIDENT
                                                      --------------------------


                                             LOOMIS ARMORED INC.


                                             By: /s/ James K. Jennings, Jr.
                                                --------------------------------
                                                Name: JAMES K. JENNINGS, JR.
                                                     ---------------------------
                                                Title: VICE PRESIDENT
                                                      --------------------------



                                             WELLS FARGO ARMORED SERVICE
                                               CORPORATION OF TEXAS


                                             By: /s/ Timothy M. Wood
                                                --------------------------------
                                                Name: TIMOTHY M. WOOD
                                                     ---------------------------
                                                Title: VICE PRESIDENT
                                                      --------------------------


                                             WELLS FARGO ARMORED SERVICE
                                               CORPORATION OF PUERTO RICO


                                             By: /s/ Timothy M. Wood
                                                --------------------------------
                                                Name: TIMOTHY M. WOOD
                                                     ---------------------------
                                                Title: VICE PRESIDENT
                                                      --------------------------

                                             MARINE MIDLAND BANK,
                                             Trustee


                                             By: /s/ Robert Conrad
                                                --------------------------------
                                                Name: ROBERT CONRAD
                                                     ---------------------------
                                                Title: ASSISTANT VICE PRESIDENT
                                                      --------------------------

                                                                     EXHIBIT A-1

                                 FORM OF NOTE

                                (Face of Note)

                              LOOMIS, FARGO & CO.

                     10% SENIOR SUBORDINATED NOTE DUE 2004

     [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/

     [THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT IN CONNECTION WITH THE SALE HEREOF, AND SUCH PURCHASER REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE LATER OF THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE

_____________________

/1/  To be included only if the Note is issued in global form.

                                     A-1-1

     PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE; ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.


     A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT.]/2/

_____________________

/2/ To be included on the Senior Subordinated Notes and omitted from the New Senior Subordinated Notes.

                                     A-1-2

                              LOOMIS, FARGO & CO.

                     10% SENIOR SUBORDINATED NOTE DUE 2004

No.  __________                                                $_______________

Record Dates: January 1 and July 1                    CUSIP No. ________________

Interest Payment Dates: January 15 and           Maturity Date: January 15, 2004
July 15, commencing July 15, 1997


     LOOMIS, FARGO & CO., a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to __________________________________________
or registered assigns, the principal sum ________________ of Dollars on January 15, 2004.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                       LOOMIS, FARGO & CO.
                                             By:_________________________
                                             Name:
Dated: _____________                         Title:


                                             By:_________________________
                                             Name:
                                             Title:

This is one of the Notes referred to in
the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee
By:______________________________
   Name:
   Title:

                                     A-1-3

                                (Back of Note)

                    10% SENIOR SUBORDINATED NOTES DUE 2004

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 10% per annum from the date of original issuance until maturity and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Liquidated Damages, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special Interest Payment Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special Interest Payment Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in

                                     A-1-4
such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. INDENTURE. The Company issued the Notes under an Indenture dated as of January 24, 1997 (the "Indenture") among the Company, Loomis Holding Corporation (to be renamed LFC Holding Corporation), Loomis Armored Inc. (to be renamed Loomis, Fargo & Co.), Wells Fargo Armored Service Corporation of Texas (to be renamed LFC Armored of Texas Inc.), Wells Fargo Armored Service Corporation of Puerto Rico (to be renamed Loomis, Fargo & Co. of Puerto Rico), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $85.0 million in aggregate principal amount.

     4. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

     5. OPTIONAL REDEMPTION. The Company may redeem any or all of the Notes at any time on or after January 15, 2001, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning January 15 of the years indicated below:

               YEAR                               REDEMPTION PRICE
               ----                               ----------------
               2001........................       105.000%

               2002........................       102.500%

               2003 and thereafter.........       100.000%

in each case together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

     Notwithstanding the foregoing, prior to January 15, 2000, the Company may in its discretion redeem up to an aggregate of $25.0 million in principal amount of the Notes at a Redemption Price of 110% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, with the net proceeds of one or more public offerings of Common Stock of the Company, provided, that at least $60.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such public offering of Common Stock of the Company.

                                     A-1-5

     If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

     6. MANDATORY REDEMPTION. Except as set forth in Paragraph 8 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. NOTICE OF REDEMPTION. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     8.   REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company, shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sale, within 30 days after each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.9 of the Indenture to repurchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such balance for purposes not prohibited by the Indenture. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes or portions thereof to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, are purchased). Holders of Notes will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" below.

     9. SUBORDINATION. The Notes are subordinated to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

                                     A-1-6

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to add or release a Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise; (iii) failure by the Company to comply with Sections 4.10, 4.15 or 4.18 of the Indenture; (iv) failure by the Company to comply with Sections 4.7 or 4.9 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (v) failure by the Company for 60 days after notice to the Company to comply with certain other agreements in the Indenture or the Notes by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (vi) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period (a "Payment Default") or (b) results in the acceleration of any Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $7.5 million;
(viii) a Subsidiary Guarantee shall have been held unenforceable or invalid or shall have ceased to be in full force and effect; and (ix) certain events of bankruptcy

                                     A-1-7
or insolvency with respect to the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines in good faith that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal, Redemption Price or Purchase Price of, or interest, or Liquidated Damages, if any, on, the Notes (which may be waived only by Holders of all of the Notes then outstanding). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or of a Guarantor under the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. DISCHARGE PRIOR TO MATURITY. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof. If the Company makes such deposit and satisfies certain other conditions, the Company will be released from certain covenants and related Events of Default.

                                     A-1-8

     19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

     20. SUBSIDIARY GUARANTEES. This Note is entitled to the benefits of the guarantee of each of the Guarantors made for the benefit of the Holders. Upon the terms and subject to the conditions set forth in Article XI of the Indenture, the Guarantors have unconditionally agreed that the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and (to the extent permitted by law) interest on overdue principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Notes or the Indenture shall be promptly paid in full or performed.

     21. GOVERNING LAW. The Indenture, any Supplemental Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligation Law, but otherwise without regard to conflict of law rules. Each of the Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Company and each Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

     22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                    Loomis, Fargo & Co.
                    16225 Park Ten Place
                    Houston, Texas 77084
                    Attention: Secretary

                                     A-1-9

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code) and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:_____________________

                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

     Signature Guarantee:_______________________________________________________
                              (Participant in recognized signature guarantee
                                             medallion program)

                                     A-1-10

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Asset Sale Offer") or Section 4.15 ("Change of Control Offer") of the Indenture, check the applicable boxes:

[_]  Asset Sale Offer:                  [_]  Change of Control Offer:

     in whole            [_]                 in whole            [_]

     in part             [_]                 in part             [_]

     Amount to be                            Amount to be
     purchased: $______                      purchased: $______

       Dated:_____________        Signature:  __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature
Guarantee:______________________________________________________________________
             (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number:_________________________________________________

                                     A-1-11

                  SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE
                           OR ANOTHER GLOBAL NOTE/3/


          The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:


                                                                           Principal Amount of         Signature of
                       Amount of decrease in    Amount of increase in       this Global Note       authorized officer of
                        Principal Amount of      Principal Amount of         following such           Trustee or Note
  Date of Exchange       this Global Note         this Global Note       decrease (or increase)          Custodian
--------------------  -----------------------  -----------------------  ------------------------  -----------------------



___________________

/3/  This should be included only if the Note is issued in global form.

                                     A-1-12

                                                                     EXHIBIT A-2

                 FORM OF REGULATION S TEMPORARY NOTE

                           (Face of Note)

                         LOOMIS, FARGO & CO.

                10% SENIOR SUBORDINATED NOTE DUE 2004

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT IN CONNECTION WITH THE SALE HEREOF, AND SUCH PURCHASER REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE LATER OF THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT

                                     A-2-1

     TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE; ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

     A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT.

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR
     CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED
     HEREIN).

     THIS REGULATION S TEMPORARY GLOBAL NOTE IS EXCHANGEABLE IN WHOLE OR IN PART FOR ONE OR MORE REGULATION S PERMANENT GLOBAL NOTES OR RESTRICTED GLOBAL NOTES ONLY (i) AFTER THE TERMINATION OF THE RESTRICTED PERIOD (AS DEFINED IN REGULATION S) AND (ii) UPON PRESENTATION OF CERTIFICATES REQUIRED BY ARTICLE II OF THE INDENTURE. UPON EXCHANGE OF THIS REGULATION S TEMPORARY GLOBAL NOTE FOR ONE OR MORE REGULATION S PERMANENT GLOBAL NOTES OR RESTRICTED GLOBAL NOTES, THE TRUSTEE SHALL CANCEL THIS REGULATION S TEMPORARY GLOBAL NOTE.

                                     A-2-2

                              LOOMIS, FARGO & CO.
                     10% SENIOR SUBORDINATED NOTE DUE 2004

No. ___________                                                 $_______________

Record Dates: January 1 and July 1                     CUSIP No. _______________

Interest Payment Dates: January 15 and           Maturity Date: January 15, 2004
July 15, commencing July 15, 1997

     LOOMIS, FARGO & CO., a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to __________________________________________
or registered assigns, the principal sum of _______________ Dollars on January 15, 2004.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                            Dated:

                                                  LOOMIS, FARGO & CO.

                                                  By:_________________________
                                                     Name:
                                                     Title:

                                                  By:_________________________
                                                     Name:
                                                     Title:

This is one of the Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:______________________________
   Name:
   Title:

                                     A-2-3

                    SCHEDULE OF EXCHANGES FOR GLOBAL NOTES


          The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:

                                                                           Principal Amount of         Signature of
                       Amount of decrease in    Amount of increase in       this Global Note       authorized officer of
                        Principal Amount of      Principal Amount of         following such           Trustee or Note
  Date of Exchange       this Global Note         this Global Note       decrease (or increase)          Custodian
--------------------  -----------------------  -----------------------  ------------------------  -----------------------



                                     A-2-4

                                                                     EXHIBIT A-3

                FORM OF NEW SENIOR SUBORDINATED NOTE

                         (Face of New Note)

                         LOOMIS, FARGO & CO.

                10% SENIOR SUBORDINATED NOTE DUE 2004


     [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/


_____________________

/1/  To be included only if the Note is issued in global form.

                                     A-3-1

                         LOOMIS, FARGO & CO.
                10% SENIOR SUBORDINATED NOTE DUE 2004


No. ___________                                                 $_______________

Record Dates: January 1 and July 1                     CUSIP No. _______________

Interest Payment Dates: January 15 and           Maturity Date: January 15, 2004
July 15, commencing _____________

     LOOMIS, FARGO & CO., a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to __________________________________________
or registered assigns, the principal sum of ___________________ Dollars on January 15, 2004.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                            LOOMIS, FARGO & CO.

                                                  By:_________________________
                                                  Name:
Dated: ____________                               Title:

                                                  By:_________________________
                                                  Name:
                                                  Title:

This is one of the Notes referred to in the within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee
By:______________________________
   Name:
   Title:

                                     A-3-2

                                (Back of Note)

                    10% SENIOR SUBORDINATED NOTES DUE 2004

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 10% per annum from the date of original issuance until maturity and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Liquidated Damages, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special Interest Payment Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special Interest Payment Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in

                                     A-3-3
such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. INDENTURE. The Company issued the Notes under an Indenture dated as of January 24, 1997 (the "Indenture") among the Company, Loomis Holding Corporation (to be renamed LFC Holding Corporation), Loomis Armored Inc. (to be renamed Loomis, Fargo & Co.), Wells Fargo Armored Service Corporation of Texas (to be renamed LFC Armored of Texas Inc.), Wells Fargo Armored Service Corporation of Puerto Rico (to be renamed Loomis, Fargo & Co. of Puerto Rico), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $85.0 million in aggregate principal amount.

     4. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

     5. OPTIONAL REDEMPTION. The Company may redeem any or all of the Notes at any time on or after January 15, 2001, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning January 15 of the years indicated below:

               YEAR                               REDEMPTION PRICE
               ----                               ----------------
               2001...........................    105.000%

               2002...........................    102.500%

               2003 and thereafter............    100.000%

in each case together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

     Notwithstanding the foregoing, prior to January 15, 2000, the Company may in its discretion redeem up to an aggregate of $25.0 million in principal amount of the Notes at a Redemption Price of 110% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, with the net proceeds of one or more public offerings of Common Stock of the Company, provided, that at least $60.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such public offering of Common Stock of the Company.

                                     A-3-4

     If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

     6. MANDATORY REDEMPTION. Except as set forth in Paragraph 8 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. NOTICE OF REDEMPTION. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     8.   REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company, shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sale, within 30 days after each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.9 of the Indenture to repurchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such balance for purposes not prohibited by the Indenture. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes or portions thereof to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, are purchased). Holders of Notes will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" below.

     9. SUBORDINATION. The Notes are subordinated to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

                                     A-3-5

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to add a Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise; (iii) failure by the Company to comply with Sections 4.10, 4.15 or 4.18 of the Indenture; (iv) failure by the Company to comply with Sections 4.7 or 4.9 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (v) failure by the Company for 60 days after notice to the Company to comply with certain other agreements in the Indenture or the Notes by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (vi) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period (a "Payment Default") or (b) results in the acceleration of any Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $7.5 million;
(viii) a Subsidiary Guarantee shall have been held unenforceable or invalid or shall have ceased to be in full force and effect; and (ix) certain events of bankruptcy

                                     A-3-6
or insolvency with respect to the Company, any Guarantor or any Subsidiary that is obligated to become a Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines in good faith that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal, Redemption Price or Purchase Price of, or interest, or Liquidated Damages, if any, on, the Notes (which may be waived only by Holders of all of the Notes then outstanding). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or of a Guarantor under the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. DISCHARGE PRIOR TO MATURITY. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof. If the Company makes such deposit and satisfies certain other conditions, the Company will be released from certain covenants and related Events of Default.

                                     A-3-7

     19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

     20. SUBSIDIARY GUARANTEES. This Note is entitled to the benefits of the guarantee of each of the Guarantors made for the benefit of the Holders. Upon the terms and subject to the conditions set forth in Article XI of the Indenture, the Guarantors have unconditionally agreed that the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and (to the extent permitted by law) interest on overdue principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under the Notes or the Indenture shall be promptly paid in full or performed.

     21. GOVERNING LAW. The Indenture, any Supplemental Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligation Law, but otherwise without regard to conflict of law rules. Each of the Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Company and each Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

     22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                    Loomis, Fargo & Co.
                    16225 Park Ten Place
                    Houston, Texas 77084
                    Attention: Secretary

                                     A-3-8

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code) and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


     Date:

                                  Your Signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Note)


     Signature Guarantee:_______________________________________________________
                              (Participant in recognized signature guarantee
                                             medallion program)

                                     A-3-9

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Asset Sale Offer") or Section 4.15 ("Change of Control Offer") of the Indenture, check the applicable boxes:

[_]  Asset Sale Offer:                  [_]  Change of Control Offer:

     in whole            [_]                 in whole            [_]

     in part             [_]                 in part             [_]

     Amount to be                            Amount to be
     purchased: $______                      purchased: $______

       Dated:_____________        Signature:  __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature
Guarantee:______________________________________________________________________
             (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number:_________________________________________________

                                     A-3-10

                  SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE
                           OR ANOTHER GLOBAL NOTE/2/


          The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:


                                                                           Principal Amount of         Signature of
                       Amount of decrease in    Amount of increase in       this Global Note       authorized officer of
                        Principal Amount of      Principal Amount of         following such           Trustee or Note
  Date of Exchange       this Global Note         this Global Note       decrease (or increase)          Custodian
--------------------  -----------------------  -----------------------  ------------------------  -----------------------



___________________

/2/  This should be included only if the Note is issued in global form.

                                     A-3-11

                                                                     EXHIBIT B-1

               FORM OF CERTIFICATE FOR REGISTRATION OF TRANSFER
            FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (Pursuant to Section 2.6(a)(i) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005-1180
Attention: Corporate Trust Administration

          Re: 10% Senior Subordinated Notes due 2004 of Loomis, Fargo & Co.

     Reference is hereby made to the Indenture, dated as of January 24, 1997 (the "Indenture"), among Loomis, Fargo & Co., as issuer (the "Company"), Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico, as Guarantors, and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. ____________) and held with the Depositary in the name of ________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. ______________).

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

          1.   The offer of the Notes was not made to a person in the United
     States;

          2. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;

          3. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                                     B-1-1

          5. if the transaction is completed prior to the expiration of the Restricted Period, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code _________).

     Upon giving effect to this request to exchange a beneficial interest in a Restricted Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the Restricted Period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (c/o Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285), the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                        [Insert Name of Transferor]


                                        By:  ______________________
                                             Name:
                                             Title:


Dated:  __________, _____

cc:     Loomis, Fargo & Co.
        Lehman Brothers Inc.
        NationsBanc Capital Markets, Inc.

                                     B-1-2

                                                                     EXHIBIT B-2

               FORM OF CERTIFICATE FOR REGISTRATION OF TRANSFER
           FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
               (Pursuant to Section 2.6(a)(ii) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005-1180
Attention: Corporate Trust Administration

          Re: 10% Senior Subordinated Notes due 2004 of Loomis, Fargo & Co.

     Reference is hereby made to the Indenture, dated as of January 24, 1997 (the "Indenture"), among Loomis, Fargo & Co., as issuer (the "Company"), Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico, as Guarantors, and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. ____________) and held with the Depositary or through [Euroclear] [Cedel Bank] (Common Code _________) in the name of __________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. ______________), to be held with the Depositary.

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

     [_] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A; or

     [_] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

                                     B-2-1

     [_] such transfer is being effected pursuant to an effective registration statement under the Securities Act; or

     [_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form and substance reasonably acceptable to the Company, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Restricted Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Restricted Global Notes pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (c/o Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285), the initial purchasers of such Notes being transferred.

                                             [Insert Name of Transferor]


                                             By:  ______________________
                                                  Name:
                                                  Title:



Dated:  __________, _____

cc:     Loomis, Fargo & Co.
        Lehman Brothers Inc.
        NationsBanc Capital Markets, Inc.

                                     B-2-2

                                                                     EXHIBIT B-3

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                             OF CERTIFICATED NOTES
                 (Pursuant to Section 2.6(b) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005-1180
Attention: Corporate Trust Administration

          Re: 10% Senior Subordinated Notes due 2004 of Loomis, Fargo & Co.

     Reference is hereby made to the Indenture, dated as of January 24, 1997 (the "Indenture"), among Loomis, Fargo & Co., as issuer (the "Company"), Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico, as Guarantors, and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more Certificated Notes (CUSIP No. ____________) in the name of ________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Note(s) in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ______________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

     [_] the Surrendered Notes are being acquired for the Transferor's own account, without transfer; or

     [_]  the Surrendered Notes are being transferred to the Company; or

     [_] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such

                                     B-3-1

          Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A; or

     [_] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; or

     [_] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act; or

     [_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form and substance reasonably acceptable to the Company, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (c/o Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285), the initial purchasers of such Notes being transferred.

                                             [Insert Name of Transferor]


                                             By:  ______________________
                                                  Name:
                                                  Title:

Dated:  __________, _____

cc:     Loomis, Fargo & Co.
        Lehman Brothers Inc.
        NationsBanc Capital Markets, Inc.  B-4-2

                                     B-3-2

                                                                     EXHIBIT B-4

                       FORM OF CERTIFICATE FOR EXCHANGE
                   OF RESTRICTED GLOBAL NOTE OR REGULATION S
                  PERMANENT GLOBAL NOTE TO CERTIFICATED NOTE
                 (Pursuant to Section 2.6(c) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005-1180
Attention: Corporate Trust Administration

          Re: 10% Senior Subordinated Notes due 2004 of Loomis, Fargo & Co.

     Reference is hereby made to the Indenture, dated as of January 24, 1997 (the "Indenture"), among Loomis, Fargo & Co., as issuer (the "Company"), Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico, as Guarantors, and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by a beneficial interest in one or more Restricted Global Notes or Regulation S Permanent Global Notes (CUSIP Nos. ____________ and ______________) in the name of ________________ (the "Transferor"). The Transferor has requested an exchange of such beneficial interest in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ______________), to be delivered to the Transferor.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that the Surrendered Notes are being transferred to the beneficial owner of such Notes.

                                     B-4-1

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (c/o Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285), the initial purchasers of such Notes being transferred.

                                             [Insert Name of Transferor]


                                             By:  ______________________
                                                  Name:
                                                  Title:


Dated:  __________, _____

cc:     Loomis, Fargo & Co.
        Lehman Brothers Inc.
        NationsBanc Capital Markets, Inc.

                                     B-4-2

                                                                     EXHIBIT B-5

               FORM OF CERTIFICATE FOR REGISTRATION OF TRANSFER
            FROM ACCREDITED RESTRICTED NOTE TO QIB RESTRICTED NOTE
              (Pursuant to Section 2.6(a)(iii) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005-1180
Attention: Corporate Trust Administration

          Re: 10% Senior Subordinated Notes due 2004 of Loomis, Fargo & Co.

     Reference is hereby made to the Indenture, dated as of January 24, 1997 (the "Indenture"), among Loomis, Fargo & Co., as issuer (the "Company"), Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico, as guarantors, and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more Accredited Restricted Notes (CUSIP No. ___________) and held with the Depositary in the name of __________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more QIB Restricted Notes (CUSIP No. ________), to be held with the Depositary.

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in Accredited Restricted Notes for a beneficial interest in QIB Restricted Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to QIB Restricted Notes pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (c/o

                                     B-5-1

Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285), the initial purchasers of such Notes being transferred.

                                             [Insert Name of Transferor]


                                             By:  ______________________
                                                  Name:
                                                  Title:


Dated:  __________, _____

cc:     Loomis, Fargo & Co.
        Lehman Brothers Inc.
        NationsBanc Capital Markets, Inc.

                                     B-5-2

                                                                     EXHIBIT B-6

               FORM OF CERTIFICATE FOR REGISTRATION OF TRANSFER
            FROM QIB RESTRICTED NOTE TO ACCREDITED RESTRICTED NOTE
               (Pursuant to Section 2.6(a)(iv) of the Indenture)


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005-1180
Attention: Corporate Trust Administration

          Re: 10% Senior Subordinated Notes due 2004 of Loomis, Fargo & Co.

     Reference is hereby made to the Indenture, dated as of January 24, 1997 (the "Indenture"), among Loomis, Fargo & Co., as issuer (the "Company"), Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico, as guarantors, and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more QIB Restricted Notes (CUSIP No. ___________) and held with the Depositary in the name of __________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Accredited Restricted Notes (CUSIP No. ______), to be held with the Depositary.

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form and substance reasonably acceptable to the Company, to the effect that such transfer is in compliance with the Securities Act and the Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in QIB Restricted Notes for a beneficial interest in Accredited Restricted Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Accredited Restricted Notes pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (c/o

                                     B-6-1

Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285), the initial purchasers of such Notes being transferred.

                                             [Insert Name of Transferor]


                                             By:  ______________________
                                                  Name:
                                                  Title:


Dated:  __________, _____

cc:     Loomis, Fargo & Co.
        Lehman Brothers Inc.
        NationsBanc Capital Markets, Inc.

                                     B-6-2

                                                                       EXHIBIT C

                        FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _____________________, among ___________________ (the "Guarantor"), a direct or indirect subsidiary of Loomis Fargo & Co. (or its successor), Loomis, Fargo & Co., a Delaware corporation (the "Company"), and Marine Midland Bank, trustee under the indenture referred to below (the "Trustee").

WITNESSETH

          WHEREAS, the Company, Loomis Holding Corporation, Loomis Armored Inc., Wells Fargo Armored Service Corporation of Texas and Wells Fargo Armored Service Corporation of Puerto Rico have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 24, 1997, providing for the issuance of an aggregate principal amount of 85,000,000 of 10% Senior Subordinated Notes due 2004 (the "Notes); and

          WHEREAS, Section 4.20 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a Supplemental Indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors under the Indenture, (i) that it is a Guarantor as defined in the Indenture, (ii) to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Section 4.20 and Article XI of the Indenture, and (iii) to be bound by all other applicable provisions of the Indenture.

          3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          4. EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.

          5. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

          6. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES, SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                                   LOOMIS, FARGO & CO.


                                   By:_______________________________
                                      Name:
                                      Title:


                                   [GUARANTOR]



                                   By:________________________________
                                      Name:
                                      Title:


                                   MARINE MIDLAND BANK



                                   By:________________________________
                                      Name:
                                      Title:

                                      C-2